PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Material Pursuant to section 240.14a-11(c) or section
          240.14a-12

                               SPEC'S MUSIC, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:
         .......................................................................

         2)       Aggregate number of securities to which transaction applies:
         .......................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):..............................................

         4)       Proposed maximum aggregate value of transaction:
         .......................................................................

         5)       Total fee paid:
         .......................................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         ..............................................................

         2)       Form, Schedule or Registration Statement No.:
         ..............................................................

         3)       Filing Party:
         ..............................................................

         4)       Date Filed:
         ..............................................................

                                  [SPEC'S LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 12, 1995

         Notice is hereby given that the Annual Meeting of Shareholders of Spec's Music, Inc. (the "Company") will be held on Tuesday, December 12, 1995, at 10:00 a.m., Eastern Daylight Time, at the Radisson Mart Plaza Hotel, Salon H, 711 N.W. 72nd Avenue, Miami, Florida 33126, for the following purposes, as described in the attached proxy statement:

         1. To elect a board of seven directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 16, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

         By order of the Board of Directors.

                                                          DOROTHY J. SPECTOR
                                                               Secretary
November 15, 1995


YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE.

                               SPEC'S MUSIC, INC.
                           1666 Northwest 82nd Avenue
                              Miami, Florida 33126

                    P.O. Box 520248 Miami, Florida 33152-0248
                                 (305) 592-7288

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                December 12, 1995


         This Proxy Statement has been prepared and is furnished by the Board of Directors of Spec's Music, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on December 12, 1995, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about November 17, 1995. The Company's Annual Report, including audited financial statements for the fiscal year ended July 31, 1995, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on October 16, 1995, are entitled to vote at the meeting. On that date, there were 5,247,762 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director and, in the discretion of the proxy holders, as to any other matter which may properly come before the meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile Emissions. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

         In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-Laws provide that the affirmative vote of a majority of the shares represented and entitled to vote on a matter shall be the act of the stockholders, except as otherwise provided, among other things, by Florida law. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Articles of Incorporation require a greater vote). Therefore, under the Act as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of October 31, 1995, by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, by each director, by each named executive officer, and by all directors and officers of the Company as a group. All shares were owned directly with sole voting and dispositive power unless otherwise indicated.

                                                                              SHARES OF
                                                                            COMMON STOCK                  PERCENT
NAME                                                                     BENEFICIALLY OWNED              OF CLASS
----                                                                     ------------------              --------
a)    Directors and Officers

      Ann Spector Lieff(1)(2).......................................          1,283,895(3)                 24.3%
         President, Chief Executive
          Officer and Director
         1666 Northwest 82nd Avenue
         Miami, Florida  33126
      Rosalind Spector Zacks(1)(4)..................................          1,270,506(3)                 24.1%
         Vice President and Director
         1666 Northwest 82nd Avenue
         Miami, Florida  33126
      Martin W. Spector(5)..........................................            105,938                     2.0%
      Peter Blei(6).................................................             12,668                        *
      William Lieff(7)..............................................             39,608(3)                     *
      Arthur H. Hertz...............................................              6,250(3)                     *
      Dorothy J. Spector(8).........................................              5,049                        *
      David Hainline(9).............................................                  0                        *
      Cynthia C. Turk(10)...........................................              1,637(3)                     *
      Barry Gibbons.................................................                  0                        *
      All directors and officers as a group
         (12 persons including those
          named above)..............................................          2,709,042(11)                50.2%

b)    Other Beneficial Owner

      Wellington Management Company ("WMC")
      Wellington Trust Company, N.A.(12)............................            279,988                     5.3%
         75 State Street
         Boston, Massachusetts  02109

--------------------
(Notes on next page.)

                                       -3-



 *     Less than one percent.
(1) Ms. Lieff and Ms. Zacks have entered into an agreement whereby each has granted to the other certain first refusal rights with respect to the Common Stock owned by each of them and certain rights to purchase such stock in the event of death.
(2) Does not include 2,500 shares or presently exercisable options to purchase 26,800 shares owned by Ms. Lieff's husband, as to which Ms. Lieff disclaims beneficial ownership. Includes 8,300 shares held by the minor children of Ms. Lieff, over which Ms. Lieff shares voting and investment power with Mr. Lieff, and 62,935 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.
(3) This number represents outstanding shares of Common Stock owned by such person as of November 1, 1995 plus shares which may be purchased under stock options held by such person and presently exercisable or exercisable within 60 days after November 1, 1995 as follows: Ann S. Lieff, 37,750 options; Rosalind S. Zacks, 30,750 options; William Lieff, 26,800 options; Arthur H. Hertz, 1,250 options; and Cynthia C. Turk, 1,250 options.
(4) Includes 8,300 shares held by the minor children of Ms. Zacks and 62,935 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan. (5) Does not include 5,049 shares owned by Mr. Spector's wife, Dorothy J. Spector, as to which Mr. Spector disclaims beneficial ownership.
(6)    Mr. Blei resigned from the Company effective August 11, 1995.
(7) Includes 8,300 shares held by the minor children of Mr. Lieff, over which Ms. Lieff shares voting and investment power with Mr. Lieff. Does not include 1,177,949 shares or presently exercisable options to purchase 37,750 shares owned by Mr. Lieff's wife, Ann Spector Lieff, as to which Mr. Lieff disclaims beneficial ownership.
(8) Does not include 105,938 shares owned by Ms. Spector's husband, Martin W. Spector, as to which Ms. Spector disclaims beneficial ownership.
(9)    Mr. Hainline resigned from the Company effective March 31, 1995.
(10) Does not include 1,000 shares owned by Ms. Turk's husband, as to which Ms. Turk disclaims beneficial ownership.
(11) Includes 150,234 shares which may be purchased pursuant to outstanding stock options which are presently exercisable or exercisable within 60 days after November 1, 1995. Also includes the 62,935 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.
(12) Based solely on information contained in an amendment to Schedule 13G dated February 5, 1995 filed with the Securities and Exchange Commission. The amendment states that such shares are owned by Wellington Trust Company, N.A., a wholly owned subsidiary of WMC, in its capacity as investment adviser to numerous investment counseling clients and that the voting and dispositive power is shared.

         To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1995, the Company's directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, except that a Form 5 for each of the following people was filed one day late: Peter Blei (two transactions), Vicki Carmichael (two transactions), Jeff Clifford (two transactions), Arthur Hertz (one transaction), Ann Leiff (ten transactions), William Leiff (four transactions), Cynthia Turk (one transaction), Leonard Turkel (one transaction) and Rosalind Zacks (eight transactions).

                              ELECTION OF DIRECTORS

         The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

         The six nominees are currently serving as directors of the Company.

                                                                                  BUSINESS EXPERIENCE
                                                AGE AS OF                        DURING PAST FIVE YEARS                DIRECTOR
NAME                                         NOVEMBER 1, 1995                      AND DIRECTORSHIPS                     SINCE
----                                         ----------------                     --------------------                  ------

Barry Gibbons(1)....................                49             Consultant with Festina, a business consulting        1995
                                                                   company, since 1993; Chairman and Chief Executive
                                                                   Officer of Burger King Corporation, a fast food
                                                                   business, between 1989 and 1993

Arthur H. Hertz(1)(2)...............                62             Chairman of the Board and Chief Executive Officer     1985
                                                                   of Wometco Enterprises, Inc., f/k/a WOM
                                                                   Enterprises, Inc., an entertainment services
                                                                   company, since 1985

Ann Spector Lieff(3)................                43             President and Chief Executive Officer of the          1979
                                                                   Company since 1980

Dorothy J. Spector(3)...............                76             Secretary of the Company since 1980                   1970

Martin W. Spector(3)................                90             Chairman of the Board of Directors of the Company     1970
                                                                   since 1980

Cynthia Cohen Turk(2)...............                42             President of Marketplace 2000 Consulting, a           1992
                                                                   marketing and strategy consulting company, since
                                                                   1990; and a principal with Deloitte & Touche, an
                                                                   independent public accounting firm, between 1984
                                                                   and 1990

Rosalind Spector Zacks(3)...........                45             Vice President since 1993; Executive Vice             1979
                                                                   President and Treasurer of the Company between
                                                                   1981 and 1993

------------------------
(1)    Member of Stock Option and Compensation Committee.
(2)    Member of Audit Committee.
(3) Ann Spector Lieff and Rosalind Spector Zacks are sisters, and are the daughters of Martin W. Spector and Dorothy J. Spector. William Lieff (a Vice President of the Company) is the husband of Ann Spector Lieff. There are no family relationships between any other directors or executive officers of the Company.

                               BOARD OF DIRECTORS

GENERAL

         The Board of Directors of the Company held eight meetings during fiscal 1995. The Board has an Audit Committee and Stock Option and Compensation Committee. The Stock Option and Compensation Committee met three times and the Audit Committee met one time each during fiscal 1995. During fiscal 1995, each director attended all of the meetings of the Board and any committee on which such director served.

         The Stock Option and Compensation Committee sets salaries and bonuses for officers of the Company, and determines the number of stock options to be awarded to officers and eligible employees of the Company. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and, reviews the scope of and compliance with the Company's internal controls.


COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company receives $500 for attendance at each meeting of the Board of Directors or committee thereof. Directors who are officers or employees of the Company receive no additional compensation for attendance at Board or committee meetings. During fiscal 1995, the Company made no other payments to directors with respect to participation on Board committees or with respect to special assignments.

         Under the 1993 Non-Employee Directors Stock Option Plan, members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates ("Non-Employee Directors") receive stock options to purchase Common Stock in the Company. Each Non-Employee Director (Ms. Turk and Messrs. Hertz and Gibbons) received an initial non-qualified option to purchase 5,000 shares at the time of effectiveness of such plan. Thereafter, each future Non-Employee Director will receive a non-qualified option to purchase 5,000 shares when such person is first elected to the Board of Directors. In addition, each Non- Employee Director will receive a non-qualified option to purchase 1,000 shares each subsequent year that he or she is re-elected. The initial 5,000 share grants become exercisable in 25% annual increments beginning one year after grant. The 1,000 share grants become exercisable one year after grant. The exercise price of all options is the fair market value of the Company Common Stock at the time of the grant.

                            COMPENSATION OF OFFICERS

         The following table summarizes the compensation paid or accrued by the Company for services rendered during fiscal years 1993, 1994, and 1995 to (i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers or significant employees whose total annual salary and bonus exceed $100,000.

SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                                    OTHER         SECURITIES          ALL
  NAME & PRINCIPAL           FISCAL      SALARY        BONUS       ANNUAL         UNDERLYING         OTHER
      POSITION                YEAR         ($)          ($)     COMPENSATION        OPTIONS       COMPENSATION**
---------------------        ------     ---------    ---------  ------------      -----------     ------------
ANN SPECTOR LIEFF             1995       $173,250      $   0          *              15,000          $3,697
PRESIDENT & CEO               1994        173,250          0          *              15,000           4,511
                              1993        173,250          0          *               6,000           4,809

ROSALIND SPECTOR              1995        137,550          0          *               7,000           4,447
ZACKS                         1994        137,550          0          *               7,000           4,148
VICE PRESIDENT                1993        137,550          0          *               6,000           4,150

DAVID HAINLINE***             1995        104,462          0          *              20,000             485
SR. VICE PRESIDENT            1994        118,462          0      $ 41,974           20,000               0
MERCHANDISING &
MARKETING

PETER BLEI****                1995        122,430      6,120                         10,000           6,339
VICE PRESIDENT                1994        120,290          0          *              10,000           9,065
CHIEF FINANCIAL               1993        111,300     16,700          *               4,800           2,485
OFFICER AND TREASURER

WILLIAM LIEFF                 1995        105,180          0          *               7,000           1,561
VICE PRESIDENT                1994        104,034          0          *               7,000           1,929
DEVELOPMENT                   1993         99,225     14,880          *               4,800           2,215

--------------------
(Notes on next page.)

* Other Annual Compensation includes reimbursement of moving expenses ($30,000) plus reimbursement for the payment of taxes on such compensation ($11,979) for Mr. Hainline. Aggregate amount of Other Annual Compensation for each other person is less than $50,000 or 10% of such person's annual salary and bonus.

                                       -7-



**     All Other Compensation includes:
          (a) contributions to the 401(k) Plan for Ms. Lieff in the amounts of $1,500, $2,135, and $2,533 for 1995, 1994 and 1993, respectively; for
          Ms. Zacks in the amounts of $2,141, $1,692, and $2,011 for 1995, 1994 and 1993, respectively; for Mr. Blei in the amounts of $2,050, $1,565 and $1,739 for 1995, 1994 and 1993, respectively; and for Mr. Lieff in the amounts of $910, $1,258 and $1,550, for 1995, 1994 and 1993, respectively; (b) premiums paid for long-term disability insurance for Ms. Lieff in the amounts of $1,072, $1,161 and $1,161 for 1995, 1994 and 1993, respectively; for Ms. Zacks in the amounts of $851, $922 and $922 for 1995, 1994 and 1993, respectively; for Mr. Hainline in the amount of $1,074 for 1995; for Mr. Blei in the amounts of $757, $758 and $746 for 1995, 1994 and 1993, respectively; and for Mr. Lieff in the amounts of $651, $671 and $665 for 1995, 1994 and 1993, respectively; (c) premiums paid for life insurance for Ms. Lieff in the amounts of $1,325, $1,215 and $1,115 for 1995, 1994 and 1993,
          respectively; and for Ms. Zacks in the amounts of $1,455, $1,325 and $1,215 for 1995, 1994 and 1993, respectively; and (d) payments to Mr. Blei in lieu of vacation in the amount of $3,532 and $6,742 for 1995 and 1994.

***    Mr. Hainline resigned from the Company effective March 31, 1995.
****   Mr. Blei resigned from the Company effective August 11, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1995. In addition, hypothetical gains of 5% and 10% are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the stock options were granted over the full option term. No stock appreciation rights were granted during the 1995 fiscal year.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                         % OF TOTAL                                        ANNUAL RATES OF STOCK
                         NUMBER OF     OPTIONS GRANTED     EXERCISE                       PRICE APPRECIATION FOR
                          OPTIONS      TO EMPLOYEES IN     PRICE PER      EXPIRATION          OPTION TERM(3)
NAME                    GRANTED(1)    FISCAL YEAR 1995     SHARE(2)          DATE            5%          10%
----                    ----------    ----------------     --------          ----            --          ---
Ann Spector Lieff         15,000            13.4%         $4.50         September 30, 2004  $42,600   $107,400

Rosalind Spector Zacks     7,000             6.3%         $4.50         September 30, 2004   19,880     50,120

Peter Blei                10,000             8.9%         $4.50         September 30, 2004   28,400     71,600

David Hainline            20,000            17.9%         $4.50         September 30, 2004   56,800    143,200

William Lieff              7,000             6.3%         $4.50         September 30, 2004   19,880     50,120

------------------------
(1) All options vest in 25% increments beginning one year after the date of grant subject to acceleration in the event of certain mergers, sales of assets or other change of control transactions.

(2)   The exercise price is the fair market value as of the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective options were granted through their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

AGGREGATED STOCK OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         Set forth below is certain information pertaining to stock options held by the named executive officers as of July 31, 1995. None of the named executive officers exercised any stock options in the year ended July 31, 1995.

                                                                                    VALUE OF UNEXERCISED
                                        NUMBER OF UNEXERCISED                       IN-THE-MONEY OPTIONS
                                     OPTIONS AT FISCAL YEAR-END                     AT FISCAL YEAR-END(1)
                                     --------------------------                     ---------------------
                                     EXERCISABLE      UNEXERCISABLE             EXERCISABLE       UNEXERCISABLE
                                     -----------      -------------             -----------       -------------
Ann Spector Lieff                       27,250            30,750                  $     (2)        $     (2)

Rosalind Spector Zacks                  27,250            14,750                        (2)              (2)

Peter Blei                              21,300            21,100                        (2)              (2)

David Hainline                               0                 0                         0                0

William Lieff                           21,200            15,200                        (2)              (2)

--------------------
(1) Based on a fair market value of $3.50 per share for the Common Stock, as determined by using the closing bid quotation on July 31, 1995.

(2)  Options were not in-the-money on July 31, 1995.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         GENERAL. The Company's management compensation philosophy is to attract and retain quality executives through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

         BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. The Company has conducted a market study of the salaries of officers of publicly held companies in the Company's industry and has set officer salaries to be competitive with these companies. Increases in base compensation are based on the performance of the Company's executives, the performance of the Company and salaries paid to officers of similar companies. Ms. Lieff's salary is reviewed annually and is based on salaries paid to chief executive officers of companies similar to the Company. Ms. Lieff s base salary has not been increased since 1990.

         BONUS COMPENSATION. The Company rewards its executive officers with annual bonuses based on the performance of the Company. Bonuses are generally based on a percentage of each executive's base salary. The percentage increases as the Company surpasses a certain financial target for annual net income. Both the percentages and the financial target are generally established each year by the Stock Option and Compensation Committee. For fiscal 1995, no bonuses were paid to executive officers of the Company except for Mr. Blei. Ms. Lieff has asked the Stock Option and Compensation Committee not to grant either her or Rosalind Spector Zacks a bonus during the last four fiscal years in order to maximize stockholder value.

         STOCK OPTIONS. Stock options are currently the Company's Principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's employee stock option plan vest in annual 25% increments beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of the Company, the level of the executive's position within the Company and an evaluation of the executive's past and expected future performance. The Company generally grants stock options on an annual basis. The number of stock options granted to Ms. Lieff during fiscal 1995 was based on her position and the performance of the Company. On this basis, the Stock Option and Compensation Committee decided to award Ms. Lieff options to purchase 15,000 shares.

                                                     Arthur H. Hertz
                                                     Barry Gibbons

EMPLOYMENT AGREEMENTS

         David Hainline was employed during fiscal year 1995 by the Company as its Senior Vice President of Merchandising and Marketing under an employment agreement entered into in August 1993 (the "Agreement"). Under the Agreement, Mr. Hainline was entitled to an annual salary of $140,000 plus a performance based bonus and other fringe benefits including reimbursement for certain relocation related expenses and participation in the Company's employee benefit plans. The Agreement also called for Mr. Hainline to receive two grants of options to purchase Company Common Stock of 20,000 shares each, one of which grants was made during fiscal year 1994 and the second of which was made in September 1994. Effective March 31, 1995, Mr. Hainline resigned from the Company and is not entitled to receive any further compensation, including any severance payment, from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has a Stock Option and Compensation Committee which sets compensation levels for the Company's executive officers. Prior to June 12, 1995, the members of the Stock Option and Compensation Committee were as follows: Arthur H. Hertz, Martin W. Spector and

Leonard Turkel. Mr. Turkel resigned from the Company's Board of Directors in May 1995. In addition, on June 12, 1995, the Board of Directors appointed members of the Stock Option and Compensation Committee to serve until December 31, 1995. These persons are Arthur H. Hertz and Barry Gibbons.

         One officer of the Company, Mr. Martin W. Spector, was a member of the Stock Option and Compensation Committee during fiscal 1995. Mr. Spector is also the father of Ann Spector Lieff and Rosalind Spector Zacks, and the father-in-law of William Lieff, all of whom are officers of the Company. Mr. Spector abstains from voting on issues concerning his own proposed compensation.

STOCK PERFORMANCE GRAPH

         In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's stockholders during the five year period ended July 31, 1995 to the NASDAQ Index (U.S. Stocks) and a NASDAQ Retail Trade Stocks Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
            AMONG SPEC'S MUSIC, INC., NASDAQ (U.S.) AND NASDAQ RETAIL
                  FOR THE FIVE FISCAL YEARS ENDED JULY 31, 1995

                          1990     1991     1992     1993     1994     1995
NASDAQ US                  100      118      139      169      174      243
NASDAQ RETAIL              100      133      140      147      144      171
SPEC'S MUSIC               100       62       73       65       77       54

--------------------
(1) Assumes that the value of the investment in the Company and each index was $100 on July 31, 1990, and that all dividends are reinvested.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The Company leases one of its stores from the Martin W. Spector Irrevocable Trust (the "Trust"). Dorothy J. Spector, Secretary of the Company, is a trustee of the Trust, along with her daughters, Ann Spector Lieff and Rosalind Spector Zacks, and her two sons. Ms. Lieff, Ms. Zacks, and their two brothers are the beneficiaries of the Trust. During the year ended July 31, 1995, the total rents paid to the Trust were $154,000, including sales tax. The lease expired October 31, 1995. The independent members of the Board of Directors have approved in principle the expansion of such store by the addition of approximately 5,000 square feet at an estimated cost to the Company of approximately $810,000 and the extension of the Company's lease to 2010, with three successive five-year options to renew. Under the proposed lease, annual rent would be increased to $182,000, plus applicable sales tax, subject to escalation based upon a percentage of sales. Such approval was based, among other things, on an independent analysis of the applicable market rental rate for such store. The proposed store expansion and lease is subject to negotiation of definitive agreements and further review by the independent members of the Board of Directors. Until such time, the Company is leasing the store on a month-to-month basis at the rental it paid just prior to the lease's expiration.

         During fiscal 1994, the Company, as lessee, and the Rosalind S. Zacks Family 1989 Trust and the Lieff Family 1989 Trust (collectively, the "1989 Trusts"), as lessor, executed a lease for a store in St. Petersburg, Florida. Ms. Lieff is the trustee, and Ms. Zacks' son is the beneficiary, of the Rosalind
S. Zacks Family 1989 Trust. William A. Lieff, Vice President of the Company and the spouse of Ms. Lieff, is the trustee, and Ms. Lieff's daughter is the beneficiary, of the Lieff Family 1989 Trust. During the year ended July 31, 1995, the total rents paid to the 1989 Trusts were $152,000. The lease expires on July 31, 2000 and provides the Company with the right to renew the lease for two additional five-year terms under the same terms and conditions as set forth in the initial term. The lease provides for an annual minimum rental of $140,000, plus capped cost-of-living adjustments commencing in the fourth year of the lease term, and additional rent based upon a percentage of gross sales from the leased premises.

         In addition, under each of the leases described above, the Company is, or will be, responsible for all expenses incurred in connection with maintenance, real estate taxes and insurance of the respective properties. The Company believes that the terms of the leases are, or will be, no less favorable to the Company than would be obtainable from unaffiliated parties.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Deloitte & Touche LLP, Certified Public Accountants. Broward Financial Centre, 500 East Broward Blvd., Suite 900, Fort Lauderdale, Florida 33394-3073, as independent public accountants of the Company for the ensuing year. The firm was the independent public accountants of the Company for the fiscal year ended July 31, 1995. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1996 Annual Meeting of Shareholders must be received by the Company by July 18, 1996. Such proposals must comply with requirements as to the form and substance established by applicable law and regulations in order to be included in the proxy statement.


                             ADDITIONAL INFORMATION

         The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

         Kindly date, sign and return the enclosed proxy card.


                                             By Order of the Board of Directors


                                                      DOROTHY J. SPECTOR
                                                           Secretary

                               SPEC'S MUSIC, INC.

                           1666 NORTHWEST 82ND AVENUE
                              MIAMI, FLORIDA 33126

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin W. Spector and Dorothy J. Spector, and each of them, with power of substitution, proxies of the undersigned, to vote all the shares of common stock of Spec's Music, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on December 12, 1995, or any adjournment thereof, upon the matter referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

1. ELECTION OF DIRECTORS

   FOR all nominees except as indicated [X]
   WITHHOLD AUTHORITY to vote for all nominees [X]

       Arthur H. Hertz   Ann S. Lieff   Dorothy J. Spector   Barry Gibbons
             Martin W. Spector   Rosalind S. Zacks   Cynthia C. Turn

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above).

          This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the purposes as set forth herein.

          The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders dated November 15, 1995, and the accompanying Proxy Statement.

          Dated: ---------------------, 1995

          ----------------------------------
                     Signature

          Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.